Exhibit 99(b)

FLORIDA POWER & LIGHT COMPANY

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange
Registered First Mortgage Bonds, 6.20% Series due June 1, 2036
for any and all
Unregistered First Mortgage Bonds, 6.20% Series due June 1, 2036

Pursuant to the Prospectus dated             ,

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company’s unregistered First Mortgage Bonds, 6.20% Series due June 1, 2036 (the “Original Bonds”) are not immediately available, (ii) Original Bonds, the Letter of Transmittal and all other required documents cannot be delivered to Deutsche Bank Trust Company Americas (the “Exchange Agent”) at or prior to 5:00 p.m., New York City time, on the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering Original Bonds” in the Prospectus. Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus (as defined below).

The Exchange Agent for the Exchange Offer is:

Deutsche Bank Trust Company Americas

By Hand or Overnight Delivery:	By Registered or Certified Mail:
DB Services Tennessee, Inc. Trust and Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211	DB Services Tennessee, Inc. Trust and Securities Services Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737
By Facsimile Transmission:	For Information:
(615) 835-3701 to confirm by telephone (800) 735-7777	(800) 735-7777 or SPU-Reorg.Operations@db.com

 _________________________________________

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Florida Power & Light Company, a Florida corporation (the “Company”), upon the terms and subject to the conditions set forth in the Prospectus dated             ,        (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Original Bonds set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Original Bonds.”

Name(s) and Address(es) of Holder(s)	Certificate Numbers (if available)	Principal Amount Represented	Principal Amount Tendered*
		$	$
		$	$
		$	$

* Must be in integral multiples of $1,000.

If Original Bonds will be tendered by book-entry transfer, provide the following information:

DTC Account Number ______________________________________________________

Date:  _____________________________________________________________

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X ________________________________________________________________________

X ________________________________________________________________________

SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

Date: ________________________________________________________________________

AREA CODE AND TELEPHONE NO.: __________________________________________

Must be signed by the holder(s) of the Original Bonds as their name(s) appear(s) on certificates for Original Bonds or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his of her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to so act.

Please print name(s) and address(es)

Name	__________________________________________________________________
Capacity	__________________________________________________________________
Address	__________________________________________________________________
__________________________________________________________________
(INCLUDING ZIP CODE)

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Bonds tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Bonds to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal with any required signature guarantees (or facsimile thereof), or a properly transmitted electronic message through DTC’s Automated Tender Offer Program (“ATOP”) in the case of book-entry transfers and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers and the Original Bonds tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

SIGNATURE GUARANTEE

______________________________________________________________________________
(AUTHORIZED SIGNATURE)

______________________________________________________________________________
(PRINTED NAME)

______________________________________________________________________________
(TITLE)

______________________________________________________________________________
(NAME OF FIRM)

______________________________________________________________________________
(ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER
(INCLUDING AREA CODE) OF FIRM)

DATE:  __________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL BONDS WITH THIS FORM. CERTIFICATES FOR ORIGINAL BONDS SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.